Exhibit 10.3

BB&T
PROMISSORY NOTE

Borrower: INDUSTRIAL SERVICES OF AMERICA, INC.

Account Number:	Note Number:
9580514992	00019
Address: 7100 Grade Lane, Bldg 1	Louisville, Kentucky
Louisville, KY 40213-3424	Date:	April 13, 2010

THE UNDERSIGNED BORROWER REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”), or order, at any of Bank’s offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000), in immediately available coin or currency of the United Stales of America.

☐ Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached to this Promissory Note (this “Note”). Interest shall accrue from the date hereof on the unpaid balance outstanding from time to time at the:

☐	Fixed rate of _____% per annum.

☐

Variable rate of the Bank’s Prime Rate plus ____% per annum to be adjusted ____ as the Bank’s Prime Rate changes. If checked here ☐, the interest rate will not exceed a(n) ☐ fixed ☐ average maximum rate of ____% or a ☐ floating maximum rate of the greater of _____% or the Bank’s Prime Rate; and the interest rate will not decrease below a fixed minimum rate of ____%. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when Note is repaid in full by Borrower d annually beginning on _____.

☐

Fixed rate of _____% per annum through _____ which automatically converts on _____ to a variable rate equal to the Bank’s Prime Rate plus _____% per annum which shall be adjusted as such Prime Rate changes.

☒	The Adjusted LIBOR Rate, as defined in the attached Addendum to Promissory Note.

PRINCIPAL AND INTEREST ARE PAYABLE AS FOLLOWS:

☒         Principal (plus any accrued interest not otherwise scheduled herein)     }     is due in full at maturity on April 13, 2013.

☐	Principal plus accrued interest

☐	Payable in consecutive _____ installments of ☐ Principal

☐

Principal and Interest     }     commencing on _____ and continued on the same day of each calendar period thereafter, in _____ equal payments of $______, with one final payment of all remaining principal and accrued interest due on ___________.

☒

Accrued interest is payable monthly commencing on May 13, 2010 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on April 13, 2013.

☐

Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ______ on _____ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than _____ months from the date of this Note. Borrower understands the payment may increase if interest rates increase.

☐	Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement hereinafter defined.

☐	_____

☐

Borrower hereby authorizes Bank to automatically draft from its demand, deposit, or savings accounts) with Bank or other bank, any payment(s) due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

Borrower shall pay to Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days. When any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank’s sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

This Note is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank: Mortgage(s) or Deed(s) of Trust granted in favor of Bank as mortgagee/ beneficiary and related assignments of leases and rents and environmental certificates, all as more particularly described in a modification and cross-collateralization agreement of even date herewith among Borrower, Bank and the affiliates of Borrower identified therein (the “Modification Agreement”).

See Addendum to Promissory Note attached hereto and incorporated herein by reference.

Security Agreement(s) conveying a security interest to Bank:

☒	dated April 13, 2010, given by Borrower.

☒

dated the dates described in the Modification and Cross-Collateralization Agreement, among Borrower, ISA Real Estate, LLC, ISA Indiana Real Estate, LLC, 7021 Grade Lane LLC and Bank (the “Modification Agreement”).

☐	Securities Account Pledge and Security Agreement dated ______, executed by _____.

☐	Control Agreement(s) dated _____, covering ☐ Deposit Account ☐ Investment Property

☐	Letter of Credits Rights ☐ Electronic Chattel Paper

☐	Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certified Certificates of Deposit) dated ______, executed by ____.

☐	Pledge and Security Agreement for Publicly Traded Certificated Securities dated ______, executed by _____.

☐	Assignment of Life Insurance Policy as Collateral dated ______, executed by _____.

☒	Loan Agreement and Schedule “DD” dated April 13, 2010, executed by Borrower, by Bank and by BB&T Bankcard Corporation.

☒	Modification Agreement.

☒	Commitment letter dated March 10, 2010, executed by Borrower.

All of the terms, conditions and covenants of the above described agreements (the “Agreements”) are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the and undersigned and the Bank. In addition to Bank’s right of set-off and to any liens and security interests granted to Bank in the Agreements, the undersigned her by grants to Bank a security interest in all of its deposit accounts with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by this Note.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined in II USC Section (101)(2)), or by any guarantor or surety of this Note (said affiliate, guarantor, and surety are herein called “Obligor”); or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete; or if any of the undersigned shall fail to furnish information and documentation to the Bank sufficient to verify the identity of the undersigned as required under the USA Patriot Act; or in the event of a default under any of the Agreements or any other obligation of any of the undersigned or any Obligor; or should the Bank demand that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded; or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or should a proceeding under bankruptcy or insolvency laws be initiated by or against any of the undersigned or any Obligor; or should the Bank in good faith otherwise deem itself, its security interests, or any collateral unsafe or insecure; or should the Bank in good faith believe that the prospect of payment or other performance is impaired; or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower’s or any Obligor’s assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days; or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance or debt cancellation contract and . hall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed; or should any guarantor terminate any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable at the option of the Bank without notice or demand of any kind, which is hereby waived. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank’s Prime Rate plus 5% per annum (“Default Rate”) until such principal and interest have been paid in full, provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the Commonwealth of Kentucky; and further provided that such rate shall apply after judgment. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balanced due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED BY THIS NOTE. FURTHER, THE UNDERSIGNED HEREBY

CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Note remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank.

The term “Prime Rate,” if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate at its executive offices in Winston-Salem, North Carolina. The Prime Rate is one of several rate indexes employed by the Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in the Bank’s Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to reasonable attorneys’ fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term “undersigned” as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned.

From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned makers, or any obligor, either primarily or contingently, be released by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by law. In case of a conflict between the terms of this Note and the Loan Agreement executed in connection herewith, the priority of control ling terms shall be first this Note, then the Loan

Agreement. This Note shall be governed by and construed in accordance with the laws of Kentucky.

(SIGNATURES ON FOLLOWING PAGE)

BB&T

PROMISSORY NOTE SIGNATURE PAGE

Borrower:	INDUSTRIAL SERVICES OF AMERICA, INC

Account Number:	9580514992	Note Number:	0019

Note Amount:	$20,000,000.00	Date:	April 13, 2010

Notice of Rights to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the undersigned, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify in writing the branch office where you applied for credit. You must forward your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.

If Borrower is a Corporation:

INDUSTRIAL SERVICES OF AMERICA, INC.

WITNESS	Name of Corporation

/s/ David Saffer	By:	/s/ Harry Kletter

Harry Kletter, Chief Executive Officer

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership or
Limited Liability Limited Partnership

(SEAL)

WITNESS:

By	(SEAL)

Name:

By	(SEAL)

Name:

By	(SEAL)

Name:

If Borrower is an Individual:

WITNESS:

(SEAL)

Enter Name

Additional Co-makers:

WITNESS

(SEAL)

Enter Name

(SEAL)

Enter Name

(SEAL)

Enter Name

(SEAL)